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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 23, 1998
                                                         --------------


                               AgriBioTech, Inc.
                              -------------------
            (Exact name of registrant as specified in its charter)


      Nevada                    0-19352                       85-0325742
 ---------------            ---------------               ------------------
 (State or Other       (Commission File Number)       (IRS Employer Ident. No.)
 Jurisdiction of
 Incorporation)


               120 Corporate Park Drive, Henderson, Nevada 89014
             -----------------------------------------------------
             (Address of Principal Executive Offices)   (Zip Code)


                                (702) 566-2440
                 --------------------------------------------
              Registrant's telephone number, including area code
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Item 5. Other Events.
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Revolving Credit Facility

        The Company entered into a Revolving Credit Facility (the "Revolving Credit Facility") pursuant to a Loan and Security Agreement dated as of June 23, 1998, (the "Loan Agreement") with BankAmerica Business Credit, Inc. ("BABC"), as agent, and Deutsche Financial Services Corporation, as administrative agent. Under, the Revolving Credit Facility, ABT has a maximum borrowing availability of up to $100 million, and may borrow, repay and reborrow revolving loans and request BABC as agent to cause letters of credit to be issued for the account of the Company. The Revolving Credit Facility expires on June 23, 2001. As of July 8, 1998, the Company had borrowed approximately $35 million. The proceeds of the Revolving Credit Facility will be used for working capital and other general corporate purposes.

        The Company may elect to borrow revolving loans under the Revolving Credit Facility as "LIBOR Loans" or "Base Rate Loans." Base Rate Loans are loans that bear interest at a variable rate equal to the "reference rate" of Bank of America National Trust and Savings and Association (the "Bank") plus 1.125% and LIBOR Loans bear interest at a variable rate of interest equal to the applicable "London Interbank Offered Rate" of the Bank plus 2.375% for a one, two or three month interest period, as selected by the Company.

        The Revolving Credit Facility is secured by collateral consisting of substantially all the assets (excluding fixed assets and real property) of the Company and its subsidiaries in which a security interest may lawfully be granted, including, without limitation, accounts receivable, inventory, intellectual property, and all of the capital stock of the Company's subsidiaries. Each of the Company's domestic subsidiaries is a co-borrower under the Revolving Credit Facility and new acquisitions are required to become co-borrowers by signing a joinder agreement. The terms of the Revolving Credit Facility contain operating and financial covenants, including, without limitation, requirements to maintain minimum ratios of cash flow to debt service and a maximum ratio of total debt to equity.

Bridge Facility

        The Company has entered into a bridge loan facility (the "Bridge Facility") pursuant to a Bridge Loan Agreement dated as of July 3, 1998 with Deutsche Bank AG, New York Branch, which provides for $15 million of unsecured bridge financing in connection with certain pending acquisitions. The Bridge Facility matures on January 4, 1999 and consists of Base Rate Loans and Euro-Dollar Rate Loans. The interest rate is 3.50% above the Base Rate or the Euro-Dollar Rate prior to September 7, 1998, increasing to 7.50% per annum at any time on or after November 7, 1998.

Item 7. Financial Statements and Exhibits
        ---------------------------------

        (c)  Exhibits.

             1    Loan Agreement.

             2    Omitted Schedules and Exhibits to the Loan Agreement.

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                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         AGRIBIOTECH, INC.
                                           (Registrant)



Date: July 8, 1998                       /s/ Henry A. Ingalls
                                         --------------------------
                                         Henry A. Ingalls,
                                         Vice President

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                                 EXHIBIT INDEX
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Exhibit No.    Description
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   1           Loan Agreement.

   2           Omitted Schedules and Exhibits to the Loan Agreement.

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